As filed with the Securities and Exchange Commission on May 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DOLBY LABORATORIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3663	90-0199783
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Potrero Avenue

San Francisco, CA 94103

(415) 558-0200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

N. W. (Bill) Jasper, Jr.

President and Chief Executive Officer

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103

(415) 558-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas C. DeFilipps, Esq. Herbert P. Fockler, Esq. Mark B. Baudler, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Mark S. Anderson, Esq. Phyllis T. Solomon, Esq. Dolby Laboratories, Inc. 100 Potrero Avenue San Francisco, CA 94103 (415) 558-0200	Paul C. Pringle, Esq. Eric S. Haueter, Esq. Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, CA 94104 (415) 772-1200

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Common Stock, $0.001 par value	8,000,000 shares	$35.12	$280,960,000	$8,625.48

(1)	Estimated solely for the purpose of computing the amount of the registration fee. The estimate is made pursuant to Rule 457(c) based on $35.12, which represents the average of the high and low sales prices of the Class A common stock as reported by the New York Stock Exchange on May 11, 2007.

Prospectus

May 15, 2007

8,000,000 Shares

DOLBY LABORATORIES, INC.

Class A Common Stock

From time to time, the Ray Dolby Trust under the Dolby Family Trust instrument, dated May 7, 1999, which we refer to as the selling stockholder and which is an affiliate of Ray Dolby, our founder, chairman of our board of directors and, together with his affiliates, our largest stockholder, may offer and sell an aggregate of up to 8,000,000 shares of our Class A common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder.

This prospectus describes some of the general terms that may apply to an offering of our Class A common stock by the selling stockholder. The specific terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus.

The selling stockholder may offer and sell shares of our Class A common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. A supplement to this prospectus will provide the specific terms of the plan of distribution with respect to any such offering of our Class A common stock.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share and is not convertible into any other shares of our capital stock. Each share of Class B common stock is entitled to ten votes per share and is convertible at any time at the option of the holder into one share of Class A common stock.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “DLB.” The last reported sale price of our Class A common stock on the New York Stock Exchange on May 14, 2007 was $34.69 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may sell the Class A common stock offered hereby from time to time in one or more offerings. Each time that the selling stockholder sells Class A common stock offered hereby, we will provide a prospectus supplement, and may provide one or more free writing prospectuses, that will contain specific information about the terms of that offering. That prospectus supplement and any such free writing prospectuses may add, update or change information contained in this prospectus. You should read this prospectus, such prospectus supplement and any such free writing prospectuses, together with the information incorporated by reference in this prospectus. See “Information Incorporated by Reference” and “Where You Can Find Additional Information.”

Unless the context otherwise requires, all references in this prospectus to “Dolby Laboratories,” “Dolby,” “the company,” “we,” “us,” “the registrant,” “the issuer,” “our” or similar words refer to Dolby Laboratories, Inc. and its subsidiaries, and all references to “our stock” and “our capital stock” and similar references refer to both our Class A common stock and Class B common stock.

THE COMPANY

Dolby Laboratories develops and delivers innovative products and technologies that make the entertainment experience more realistic and immersive. Since Ray Dolby founded Dolby Laboratories in 1965, we have been at the forefront of delivering sound technologies that are employed throughout the entertainment creation, distribution and playback process to enhance the entertainment experience. Today, Dolby technologies are standard in a wide range of entertainment platforms. Dolby products are used in movie theatres around the world. Our technologies are incorporated in virtually all DVD players and personal computer DVD playback software, increasingly in digital televisions and portable electronic devices and also in a wide array of consumer electronic products such as gaming systems and audio/video receivers.

We were founded in London, England in 1965 and incorporated as a New York corporation in 1967. We reincorporated in California in 1976 and reincorporated again in Delaware in September 2004. Our principal executive offices are located at 100 Potrero Avenue, San Francisco, California 94103, and our telephone number is (415) 558-0200. Our web site address is www.dolby.com. The information on our web site is not part of, and is not incorporated by reference in, this prospectus or any related prospectus supplement or free writing prospectus and should not be relied upon in determining whether to make an investment in our Class A common stock.

RISK FACTORS

Please carefully consider the following risk factors and the risks discussed under the caption “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for our fiscal quarter ended March 30, 2007, as well as the other risks described in the documents incorporated by reference in this prospectus. If any of the risks described below or in the documents incorporated by reference in this prospectus actually occur, our business, operating results and financial condition and the market price of our Class A common stock could be materially adversely affected. The risks and uncertainties described below and in the documents incorporated by reference in this prospectus are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem less significant may also impair our business operations and financial condition.

For the foreseeable future, Ray Dolby or his affiliates will be able to control the selection of all members of our board of directors, as well as virtually every other matter that requires stockholder approval, which will severely limit the ability of other stockholders to influence corporate matters.

At March 30, 2007, Ray Dolby and his affiliates owned 100 shares of our Class A common stock and 68,000,000 shares of our Class B common stock. As of March 30, 2007, Ray Dolby and his affiliates, including his family members, had voting power over approximately 98% of our outstanding Class B common stock, which in the aggregate represented approximately 93% of the combined voting power of our outstanding Class A and Class B common stock. Assuming that the selling stockholder, which is an affiliate of Ray Dolby, sells all of the shares of Class A common stock offered hereby, which shares will be issued upon the automatic conversion at the time of such sale of a like number of outstanding shares of Class B common stock held by the selling stockholder, then, after giving effect to such sale and based upon shares outstanding as of March 30, 2007, Ray Dolby and his affiliates would have owned 100 shares of our Class A common stock and 60,000,000 shares of our Class B common stock, representing approximately 98% of our outstanding Class B common stock, which in the aggregate would have given Ray Dolby and his affiliates, including his family members, approximately 91% of the combined voting power of our outstanding Class A and Class B common stock. Under our certificate of incorporation, holders of Class B common stock are entitled to ten votes per share, while holders of Class A common stock are entitled to one vote per share. Generally, and as described below under “Description of Capital Stock—Common Stock—Conversion,” shares of Class B common stock automatically convert into shares of Class A common stock upon transfer of such Class B common stock, other than transfers to certain specified persons and entities, including the spouse and descendents of Ray Dolby and the spouses and domestic partners of such descendents. Because of this dual class structure, Ray Dolby, his affiliates, his family members and descendents will, for the foreseeable future and even if the selling stockholder sells all of the shares offered hereby, have significant influence over our management and affairs, and will be able to control virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions such as mergers or sales of our company or assets. Ray Dolby, his affiliates, his family members and descendents will maintain this control even if in the future they come to own considerably less than 50% of the total number of outstanding shares of our Class A and Class B common stock. Moreover, these persons may take actions in their own interests that you or our other stockholders do not view as beneficial. Absent a transfer of Class B common stock that would trigger an automatic conversion as described above, there is no threshold or time deadline at which the shares of Class B common stock will automatically convert into shares of Class A common stock. Assuming conversion of all shares of Class B common stock held by persons not affiliated with Ray Dolby into shares of Class A common stock, so long as Ray Dolby, his affiliates, his family members and descendents continue to hold shares of Class B common stock representing approximately 10% or more of the total number of outstanding shares of our Class A and Class B common stock, they will hold a majority of the combined voting power of the Class A and Class B common stock.

Holders of our Class A common stock, which is the stock the selling stockholder is selling in this offering, are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share. The lower voting power of the Class A common stock may negatively affect the attractiveness of our Class A common stock to investors and, as a result, its market value.

We have two classes of common stock: Class A common stock, which is the stock held by the general public and the stock the selling stockholder is selling in this offering, and which is entitled to one vote per share; and Class B common stock, which is held primarily by Ray Dolby and his affiliates, including the selling stockholder, and which is entitled to ten votes per share. Except in certain limited circumstances required by applicable law or provided in our certificate of incorporation, holders of Class A common stock and Class B common stock vote together as a single class on all matters to be voted on by our stockholders. As of March 30, 2007, 69,253,168 shares of Class B common stock were outstanding. Therefore, as of March 30, 2007, approximately 95% of the total combined voting power of our outstanding shares of our Class A common stock and Class B common stock was held by the Class B common stockholders. The shares of Class A common stock that the selling stockholder may sell pursuant to this prospectus will be issued upon the automatic conversion, at the time of such sale, of a like number of shares of Class B common stock owned by the selling stockholder. Thus, as of March 30, 2007, assuming that the selling stockholder sells all of the shares of Class A common stock offered hereby, approximately 93% of the total voting power of our outstanding shares would have been held by the Class B common stockholders. Accordingly, our Class B common stockholders hold, and are expected to continue to hold, a significant portion of the voting power of our stock on all matters requiring approval by our stockholders. The difference in the voting power of our Class A common stock and Class B common stock could diminish the market value of our Class A common stock to the extent investors attribute value to the superior voting rights of our Class B common stock and the power those rights confer. Absent a transfer that would trigger automatic conversion of Class B common stock into Class A common stock as described below under “Description of Capital Stock—Common Stock—Conversion,” there is no threshold or time deadline at which the shares of Class B common stock will automatically convert into shares of Class A common stock.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws, which we sometimes refer to collectively as our charter documents, may have the effect of delaying or preventing a change of control or changes in our management, even if those changes might be favorable to or desired by our stockholders. These provisions include the following:

•

Our certificate of incorporation provides for a dual class common stock structure. As a result of this structure, Ray Dolby and his affiliates, family members and descendants will have control for the foreseeable future over virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or sale of our company or our assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that our other stockholders may view as beneficial.

•

Our board of directors has the sole right to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

•

After such time as the holders of our Class B common stock hold less than a majority of the combined voting power of our outstanding shares of Class A and Class B common stock, our stockholders may not act by written consent. As a result, after such time a holder or holders controlling a majority of the combined voting power of our outstanding shares of Class A and

Class B common stock would not be able to take certain actions except at a stockholders’ meeting.

•	Our charter documents prohibit cumulative voting in the election of directors. This limits the ability of holders of Class A common stock and minority stockholders to elect director candidates.

•

Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters to be acted upon at a stockholders’ meeting. These provisions may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

•

Our certificate of incorporation provides that, unless otherwise required by law, special meetings of stockholders may be called only by the chairman of the board, the chief executive officer, the president or the board of directors acting pursuant to a resolution adopted by a majority of the board members. A stockholder may not call a special meeting, which may delay or inhibit the ability of our stockholders to force consideration of a proposal or of holders controlling a majority of our capital stock to take action, including the removal of directors.

As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may, in general, not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction or the transaction by which the holder obtains his 15% or more ownership of our capital stock.

Future sales of shares by insiders could cause our stock price to decline.

If our founder, officers, directors or employees sell, or indicate an intention to sell, substantial amounts of our Class A common stock in the public market, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, the trading price of our Class A common stock could decline. As of March 30, 2007, we had a total of 109,301,988 shares of Class A and Class B common stock outstanding. As of March 30, 2007, our directors and executive officers beneficially held 68,752,456 shares of Class B common stock, 5,064 shares of Class A common stock, vested options to purchase 543,337 shares of Class B common stock and vested options to purchase 133,748 shares of Class A common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include, and any prospectus supplements and free writing prospectuses provided in connection with this offering may include, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include all statements other than statements of historical facts and current status, including statements regarding our future financial position, business strategy, and plans and objectives of management for future operations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks, uncertainties and assumptions related to, among other things: the strength of our brand; sales of consumer DVD players; sales by licensees of our products; conducting business in emerging economies; growth of new markets for our technologies; and the risks discussed under the caption “Risk Factors” in this prospectus and in the documents incorporated by reference herein.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, the documents incorporated by reference herein or any prospectus supplement or free writing prospectus, may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements are based on information available to us on the date of the document that contains the forward-looking statements, and we assume no obligation to update any such forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we file with the SEC subsequent to the date hereof that are incorporated by reference in this prospectus, as well as any prospectus supplement or free writing prospectus provided to you in connection with the offering of Class A common stock. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder. The selling stockholder will receive all of the net proceeds from the sale of the shares in this offering.

SELLING STOCKHOLDER

All of the shares of Class A common stock offered by this prospectus are being sold by a trust, which is an affiliate of Ray Dolby, our founder and, together with his affiliates, our largest stockholder. Ray Dolby also serves as the chairman of our board of directors. The address for the selling stockholder is c/o Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, California 94103.

The following table sets forth information as of March 30, 2007 about the shares of Class B common stock beneficially owned by the selling stockholder, both before and after giving effect to this offering, and the shares of Class A common stock being offered by the selling stockholder pursuant to this prospectus. Any shares of Class A common stock sold pursuant to this prospectus will be issued upon conversion of a like number of outstanding shares of Class B common stock owned by the selling stockholder, which conversion will occur at the time and as a result of such sale. The selling stockholder has sole voting and investment power with respect to all shares of Class B common stock that it beneficially owns.

	Prior to the Offering				After the Offering
	Class B Common Stock				Class B Common Stock
Name of Selling Stockholder	Shares Beneficially Owned(1)	% of Class B Shares(1)	% of Total Voting Power(2)	Class A Shares Being Offered	Shares Beneficially Owned(1)	% of Class B Shares(1)	% of Total Voting Power(2)
Ray Dolby Trust under the Dolby Family Trust instrument, dated May 7, 1999(3)	63,379,670	92%	87%	8,000,000	55,379,670	90%	84%

(1)	The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. In accordance with such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares of which the person has the right to acquire beneficial ownership within 60 days of March 30, 2007, including through the conversion of any security, the revocation of a trust or the exercise of any option or other right. Percentage ownership is based on 69,253,168 shares of our Class B common stock outstanding as of March 30, 2007.
(2)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class A common stock is entitled to one vote per share of Class A common stock and each holder of Class B common stock is entitled to ten votes per share of Class B common stock.
(3)	Ray Dolby beneficially owned the following shares of Class A common stock and Class B common stock as of March 30, 2007: (i) 100 shares of Class A common stock held by Ray Dolby; (ii) 63,379,670 shares of Class B common stock held of record by Ray Dolby as Trustee of the Ray Dolby Trust under the Dolby Family Trust instrument dated May 7, 1999; (iii) 2,310,165 shares of Class B common stock held by Ray Dolby as Trustee of the Ray Dolby 2002 Trust A dated April 19, 2002, voting power of which is held by Thomas E. Dolby, son of Ray Dolby, as Special Trustee of the Ray Dolby 2002 Trust A dated April 19, 2002; and (iv) 2,310,165 shares of Class B common stock held by Ray Dolby as Trustee of the Ray Dolby 2002 Trust B dated April 19, 2002, voting power of which is held by David E. Dolby, son of Ray Dolby, as Special Trustee of the Ray Dolby 2002 Trust B dated April 19, 2002. Ray Dolby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not expect to pay any cash dividends in the foreseeable future. However, if we are deemed to be a “personal holding company” for U.S. federal income tax purposes, we may elect to pay a dividend to our stockholders in an amount equal to all or a significant part of our undistributed personal holding company income (which could be significant), rather than paying personal holding company tax on such undistributed personal holding company income. See “Risk Factors—It is possible that we may be treated as a personal holding company, which could adversely affect our operating results and financial condition” appearing under the caption “Risk Factors” in Part II, Item 1A in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2007, incorporated by reference herein, and the information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Accounting for Income Taxes—Personal Holding Company Tax Matters” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Capital Resources and Financial Condition—Personal Holding Company Tax Matters” in our Annual Report on Form 10-K for the fiscal year ended September 29, 2006, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Accounting for Income Taxes—Personal Holding Company Tax Matters” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Personal Holding Company Tax Matters” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2007, each incorporated by reference herein, and any similar discussions appearing in documents we subsequently file with the SEC that are incorporated by reference in this prospectus or that we include in any applicable prospectus supplement or free writing prospectus provided to you in connection with this offering.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of some of the terms of our common stock and related provisions of our certificate of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and which you may obtain as described under “Where You Can Find Additional Information.” The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws and the Delaware General Corporation Law.

Our certificate of incorporation authorizes two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. The rights of the two classes of common stock are otherwise identical, except as described below. Some of the terms of these classes of common stock are discussed in greater detail below.

Our authorized capital stock consists of 1,000,000,000 shares, each with a par value of $0.001 per share, of which:

•	500,000,000 shares are designated as Class A common stock; and

•	500,000,000 shares are designated as Class B common stock.

At March 30, 2007, we had 40,048,820 shares of Class A common stock outstanding, held of record by 16 stockholders, and 69,253,168 shares of Class B common stock outstanding, held of record by 90 stockholders.

Common Stock

Voting Rights

Generally, holders of our Class A and Class B common stock have identical voting rights, except that holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, including the election of directors, unless otherwise provided in our certificate of incorporation or required by law. Delaware law requires either our Class A common stock or Class B common stock to vote separately as a single class if, among other things, we amend our certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of that class of common stock in a manner that affects it adversely or increases or decreases the number of authorized shares of that class. Our certificate of incorporation provides for the holders of our Class B common stock to vote separately as a class under only certain limited circumstances.

Our charter documents prohibit cumulative voting in the election of directors.

Dividends

Holders of our Class A common stock and Class B common stock are entitled to share equally on a per share basis in any dividends that our board of directors may determine to declare from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock will receive shares of Class A common stock or rights to acquire shares of Class A common stock, as the case may be, and the holders of shares of Class B common stock will receive shares of Class B common stock or rights to acquire shares of Class B common stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of our Class A common stock and Class B common stock are entitled to share equally on a per share basis in all assets remaining after the payment of our liabilities.

Conversion

Shares of our Class A common stock are not convertible into any other shares of our capital stock. Each share of our Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon the affirmative vote of the holders of majority of the outstanding shares of Class B common stock.

In addition, each share of Class B common stock converts automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, which include transfers to:

•

Holders of Class B common stock outstanding immediately following the effectiveness of our initial public offering (which occurred in February 2005), and the initial holders of shares of Class B common stock issued upon the exercise of options outstanding at such time, who we collectively refer to as our Class B holders;

•	Spouses or lineal descendants, or the spouses or domestic partners of such lineal descendants, of the Class B holders;

•	Executors or administrators of the estates of Class B holders, their spouses or lineal descendants, or the spouses or domestic partners of such lineal descendants;

•

Trusts for the benefit of Class B holders, their spouses or lineal descendants, the spouses or domestic partners of such lineal descendants, or the parents of the spouses or lineal descendents of Class B holders or the spouses or domestic partners of such lineal descendants, provided that the beneficiaries of such trusts may also include individuals or entities entitled to specific cash distributions or specific items of property other than shares of Class B common stock and charitable organizations;

•	Charitable organizations established by Class B holders, their spouses or lineal descendants, or the spouses or domestic partners of such lineal descendants; or

•

Any other entity controlled by Class B holders, their spouses or lineal descendants, or the spouses or domestic partners of such lineal descendants, or trusts for their benefit, or charitable organizations established by them.

Notwithstanding the foregoing, each share of Class B common stock will automatically convert into one share of Class A common stock upon any transfer by the above persons or entities in a brokerage transaction or transaction with a market maker or in any similar open market transaction on any securities exchange, national quotation system or over-the-counter market.

We may not issue or sell any shares of Class B common stock, or any securities convertible or exercisable into shares of Class B common stock, except for the issuance or sale of shares:

•	Pursuant to the exercise of options issued under our 2000 Stock Incentive Plan and outstanding as of the effectiveness of our initial public offering (which occurred in February 2005); or

•	Pursuant to any stock splits, stock dividends, subdivisions, combinations or recapitalizations with respect to the Class B common stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring or seeking to acquire control of our company. In particular, our dual class common stock structure concentrates voting power in the hands of our Class B stockholders. These provisions, some of which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our company to first negotiate with our board of directors.

Dual Class Structure

As discussed above, our Class B common stock has ten votes per share, while our Class A common stock, which is the class of stock the selling stockholder is selling in this offering and which is the only class of our stock that is publicly traded, has one vote per share. For information as to ownership of our Class B common stock by Ray Dolby and his affiliates, see “Risk Factors—For the foreseeable future, Ray Dolby or his affiliates will be able to control the selection of all members of our board of directors, as well as virtually every other matter that requires stockholder approval, which will severely limit the ability of other stockholders to influence corporate matters” and “—Holders of our Class A common stock, which is the stock the selling stockholder is selling in this offering, are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share. The lower voting power of the Class A common stock may negatively effect the attractiveness of our Class A common stock to investors and, as a result, its market value.”

Because of this dual class structure, Ray Dolby, his affiliates, his family members and descendents will, for the foreseeable future and even if the selling stockholder sells all of the shares offered hereby, have significant influence over our management and affairs, and will be able to control virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions such as mergers or sales of our company or assets, even if in the future they come to own considerably less than 50% of the total number of outstanding shares of our Class A and Class B common stock. Assuming conversion of all shares of Class B common stock held by persons not affiliated with Ray Dolby into shares of Class A common stock, so long as Ray Dolby, his affiliates, his family members and descendents continue to hold shares of Class B common stock representing approximately 10% or more of the total number of outstanding shares of our Class A and Class B common stock, they will hold a majority of the combined voting power of the Class A and Class B common stock. This concentrated control will significantly limit the ability of stockholders other than Ray Dolby, his affiliates, his family members and descendents to influence corporate matters. Moreover, Ray Dolby and his affiliates may take actions in their own interests that you or our other stockholders do not view as beneficial.

Absent a transfer to a third party that would trigger automatic conversion of Class B common stock into Class A common stock as described above under “Common Stock—Conversion,” there is no threshold or time deadline at which the shares of Class B common stock will automatically convert into shares of Class A common stock.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

We have provided in our certificate of incorporation that our stockholders may not act by written consent after such time as the outstanding shares of Class B common stock represent less than a majority of the combined voting power of our outstanding Class A common stock and Class B common stock. As a result, after such time, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions.

In addition, our certificate of incorporation provides that, unless otherwise required by law, special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, the president, or the board of directors acting pursuant to a resolution adopted by a majority of the board members. A stockholder may not call a special meeting, which may delay or inhibit the ability of our stockholders to force consideration of a proposal or of holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or its committees. The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Limits on Ability of Stockholders to Elect Directors

Our board of directors has the sole right to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors. In addition, our charter documents prohibit cumulative voting in the election of directors.

Amendment of Provisions in the Certificate of Incorporation and Bylaws

Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding voting stock in order to amend or repeal certain provisions of our certificate of incorporation, including:

•	The powers, preferences and rights of each class of common stock, including voting, dividend, liquidation and conversion rights;

•	The requirement that stockholders provide advance notice of matters to be acted upon and nominations for the election of directors at a stockholders meeting; and

•	The limits on the ability of stockholders to act by written consent or to call a special meeting.

Our certificate of incorporation also requires the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding voting stock in order to create an additional class or series of capital stock.

Our bylaws require the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding voting stock in order to amend certain provisions of our bylaws, including:

•	The limits on the ability of stockholders to act by written consent or to call a special meeting;

•	The provision prohibiting cumulative voting for the election of directors; and

•	The requirement that stockholders provide advance notice of matters to be acted upon and nominations for the election of directors at a stockholders meeting.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

At or subsequent to the date of the transaction, the business combination is approved by the board of directors and by the stockholders at an annual or special meeting, and not by written consent, by the affirmative vote of at least 66  2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction with or resulting in a financial benefit to the interested stockholder. An interested stockholder is, in general, a person who, together with affiliates and associates, owns or owned, within three years prior to the determination of interested stockholder status, 15% or more of a corporation’s outstanding voting stock.

We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that could result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and our charter documents could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. Moreover, it is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “DLB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., located at P.O. Box 43078, Providence, RI 02940.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements and schedule of Dolby Laboratories, Inc. as of September 29, 2006 and September 30, 2005, and for each of the years in the three-year period ended September 29, 2006, and management’s assessment of the effectiveness of internal controls over financial reporting as of September 29, 2006, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus, in any prospectus supplement or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

The following documents previously filed with the SEC are hereby incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended September 29, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 29, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 30, 2007;

•	Our Current Report on Form 8-K filed with the SEC on October 23, 2006;

•	Our Current Report on Form 8-K filed with the SEC on November 16, 2006;

•	Our Current Report on Form 8-K filed with the SEC on November 20, 2006;

•	Our Current Report on Form 8-K filed with the SEC on November 28, 2006;

•	Our Current Report on Form 8-K filed with the SEC on February 8, 2007;

•	Our Current Report on Form 8-K filed with the SEC on April 25, 2007.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the three preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

Dolby hereby undertakes to provide without charge to each person, including any person with a beneficial ownership interest, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference. Requests for such copies should be directed to our Investor Relations department, at the following address:

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103-4813

(415) 558-0200

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Our Internet address is www.dolby.com, and the investor relations section of our website is located at http://investor.dolby.com. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and proxy statements filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Any internet addresses provided in this prospectus are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated by reference in, this prospectus or any related prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus provided in connection with this offering. We have not, and the selling stockholder has not, authorized anyone to provide any information other than the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus provided in connection with this offering. We are not and the selling stockholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any prospectus supplement or free writing prospectus provided in connection with this offering and in any documents incorporated by reference in this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or any such prospectus supplement or free writing prospectus, or of any sale of Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and any prospectus supplement or free writing prospectus provided in connection with this offering and the documents incorporated by reference in this prospectus in making your investment decisions.

This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement for further information with respect to Dolby and the shares of our Class A common stock. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above or at the SEC’s website described above. Statements contained herein concerning any document filed or incorporated by reference as an exhibit to the registration statement do not purport to be complete, and, in each instance, reference is made to the copy of such document filed or incorporated by reference as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

* * * * *

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14 Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions (which are payable by the selling stockholder and certain legal expenses payable by the selling stockholder as noted below), in connection with the distribution of the securities being registered hereby. All amounts set forth below are estimates, except for the SEC registration fee and the NASD fee.

Amount to be Paid
SEC registration fee	$8,626
NASD fees and expenses (including legal fees)	85,000
Printing fees	125,000
Legal fees and expenses(1)	500,000
Accounting fees and expenses	80,000
Blue sky fees and expenses (including legal fees)	5,000
Transfer agent and registrar fees	5,000
Miscellaneous	16,374

Total	$825,000

(1)	Legal fees incurred by the selling stockholder in connection with the offering, which we estimate to be approximately $150,000, will be paid by the selling stockholder.

Item 15 Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

As permitted by Section 102 of the Delaware General Corporation Law, the registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

•

The registrant must indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law, if such person acts in good faith and in a manner such person reasonably believes to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, has no reasonable cause to believe such person’s conduct is unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•

The registrant is required to advance expenses incurred by a director or officer in connection with defending a proceeding, except that the director or officer must undertake to repay such advances if it is ultimately determined that the individual is not entitled to indemnification.

•

The registrant is not obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents, and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend these bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide indemnification to the maximum extent permitted under the Delaware General Corporation Law and also provide for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Any underwriting agreement relating to the offering of shares pursuant to this registration statement may provide for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise.

Item 16 Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated herein by reference:

Incorporated by Reference Herein
Exhibit Number		Description	Form	Date

1.1	*	Form of Underwriting Agreement

4.1		Certificate of Incorporation	Registration Statement on Form S-1 (No. 333-120614)	January 19, 2005

4.2		Form of Bylaws	Registration Statement on Form S-1 (File No. 333-120614)	November 19, 2004

4.3		Form of Registrant’s Class A Common Stock Certificate	Registration Statement on Form S-1 (File No. 333-120614)	December 30, 2004

4.4		Form of Registrant’s Class B Common Stock Certificate	Registration Statement on Form 8-A (File No. 51097)	January 25, 2006

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm

Incorporated by Reference Herein
Exhibit Number	Description	Form	Date

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (incorporated by reference from the signature page of this registration statement)

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17 Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 15, 2007.

DOLBY LABORATORIES, INC.

By:	/S/ N.W. JASPER, JR.
N.W. Jasper, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints N.W. Jasper, Jr. and Kevin J. Yeaman, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ RAY DOLBY Ray Dolby	Chairman of the Board	May 15, 2007

/S/ N. W. JASPER, JR. N. W. Jasper, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2007

/S/ KEVIN J. YEAMAN Kevin J. Yeaman	Chief Financial Officer (Principal Financial and Accounting Officer)	May 15, 2007

/S/ PETER GOTCHER Peter Gotcher	Director	May 15, 2007

/S/ SANFORD ROBERTSON Sanford Robertson	Director	May 15, 2007

/S/ ROGER SIBONI Roger Siboni	Director	May 15, 2007

Ted W. Hall	Director

EXHIBIT INDEX

Incorporated by Reference Herein
Exhibit Number		Description	Form	Date
1.1	*	Form of Underwriting Agreement

4.1		Certificate of Incorporation	Registration Statement on Form S-1 (No. 333-120614)	January 19, 2005

4.2		Form of Bylaws	Registration Statement on Form S-1 (File No. 333-120614)	November 19, 2004

4.3		Form of Registrant’s Class A Common Stock Certificate	Registration Statement on Form S-1 (File No. 333-120614)	December 30, 2004

4.4		Form of Registrant’s Class B Common Stock Certificate	Registration Statement on Form 8-A (File No. 51097)	January 25, 2006

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 to this registration statement)

24.1		Power of Attorney (incorporated by reference from the signature page of this registration statement)

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.